EXHIBIT 3.5

                                     [SEAL]
                          FLORIDA DEPARTMENT OF STATE

                               Sandra B. Mortham
                               Secretary of State

December 29, 1998

JOHNSON BLAKELY POPE BOKOR RUPPEL
% PHILIP M. SHASTEEN
100 NORTH TAMPA STREET SUITE 1800
TAMPA, FL  33602


The Articles of Incorporation for HERBAL HEALTH PRODUCTS, INC. were filed on December 29, 1998 and assigned document number P98000107578. Please refer to this number whenever corresponding with this office regarding the above corporation.

PLEASE NOTE: COMPLIANCE WITH THE FOLLOWING PROCEDURES IS ESSENTIAL TO MAINTAINING YOUR CORPORATE STATUS. FAILURE TO DO SO MAY RESULT IN DISSOLUTION OF YOUR CORPORATION.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THIS OFFICE BETWEEN JANUARY 1 AND MAY 1 OF EACH YEAR BEGINNING WITH THE CALENDAR YEAR FOLLOWING THE YEAR OF THE FILING DATE NOTED ABOVE AND EACH YEAR THEREAFTER. FAILURE TO FILE THE ANNUAL REPORT ON TIME MAY RESULT IN ADMINISTRATIVE DISSOLUTION OF YOUR CORPORATION.

A FEDERAL EMPLOYER IDENTIFICATION (FEI) NUMBER MUST BE SHOWN ON THE ANNUAL REPORT FORM PRIOR TO ITS FILING WITH THIS OFFICE. CONTACT THE INTERNAL REVENUE SERVICE TO INSURE THAT YOU RECEIVE THE FEI NUMBER IN TIME TO FILE THE ANNUAL REPORT. TO OBTAIN A FEI NUMBER, CONTACT THE IRS AT 1-800-829-3676 AND REQUEST FORM SS-4.

SHOULD YOUR CORPORATE MAILING ADDRESS CHANGE, YOU MUST NOTIFY THIS OFFICE IN WRITING, TO INSURE IMPORTANT MAILINGS SUCH AS THE ANNUAL REPORT NOTICES REACH YOU.

Should you have any questions regarding corporations, please contact this office at the address given below.

Sharon Davis, Document Specialist Supervisor
New Filings Section                                  Letter Number: 098A00060864



Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida  32314

                           ARTICLES OF INCORPORATION
                                       of
                          HERBAL HEALTH PRODUCTS, INC.

                      ARTICLE I - NAME AND MAILING ADDRESS

     The name of this corporation is Herbal Health Products, Inc. and the mailing address of this corporation is 5770 Roosevelt Blvd., Suite 700, Clearwater, FL 33760.

                     ARTICLE II - DURATION; EFFECTIVE DATE

     This corporation shall have perpetual existence, commencing upon the filing of these Articles of Incorporation.

                          ARTICLE III - CAPITAL STOCK

     This corporation is authorized to issue one hundred shares which shall be designated as "Common Stock," having a par value of $.01 per share.

                ARTICLE IV - INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of this corporation is 100 North Tampa Street, Suite 1800, Tampa, FL 33602, and the name of the initial registered agent of this corporation at that address is Philip M. Shasteen.

                         ARTICLE V - BOARD OF DIRECTORS

     The Board of Directors of this corporation shall consist of not less than three directors.

                           ARTICLE VI - INCORPORATOR

     The name and address of the person signing these Articles of Incorporation is Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, Florida 33602.

                         ARTICLE VII - INDEMNIFICATION

     The corporation shall indemnify any officer or director, or any former officer or director, to the fullest extent permitted by law.

                            ARTICLE VIII - AMENDMENT

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 16th day of December, 1998.




                                              /s/ PHILIP M. SHASTEEN
                                              ----------------------------
                                              Philip M. Shasteen
                                                      INCORPORATOR
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
                    CERTIFICATE DESIGNATING REGISTERED AGENT
                   AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA

     Pursuant to Florida Statutes Section 48.091 Herbal Health Products, Inc. desiring to organize under the laws of the State of Florida, hereby designates Philip M. Shasteen, 100 North Tampa Street, Suite 1800, Tampa, Florida 33602, as its registered agent to accept service of process within the State of Florida.

                           ACCEPTANCE OF DESIGNATION

     The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.

                                              /s/ PHILIP M. SHASTEEN
                                              ----------------------------
                                              Philip M. Shasteen

                                     BYLAWS
                                       OF
                          HERBAL HEALTH PRODUCTS, INC.
                                                                            PAGE
                                                                            ----
ARTICLE ONE - SEAL AND FISCAL YEAR

1.1  Seal.....................................................................1
1.2  Fiscal Year..............................................................1

ARTICLE TWO - SHAREHOLDER MEETINGS

2.1  Place of Meetings........................................................1
2.2  Annual Meeting...........................................................1
2.3  Special Meetings.........................................................1
2.4  Notice...................................................................1
2.5  Notice of Adjourned Meetings.............................................1
2.6  Fixing of Record Date....................................................2
2.7  Voting Record............................................................2
2.8  Shareholder Quorum and Voting............................................2
2.9  Voting of Shares.........................................................3
2.10 Waiver of Notice of Meeting..............................................4
2.11 Proxies..................................................................4
2.12 Action by Shareholders Without a Meeting.................................5
2.13 Voting for Directors.....................................................5
2.14 Inspectors of Election...................................................5

ARTICLE THREE - DIRECTORS

3.1  Function.................................................................6
3.2  Qualification............................................................6
3.3  Compensation.............................................................6
3.4  Presumption of Assent....................................................6
3.5  Number...................................................................6
3.6  Election and Term........................................................6
3.7  Vacancies................................................................7
3.8  Resignation..............................................................7
3.9  Removal..................................................................7
3.10 Quorum and Voting........................................................7
3.11 Executive and Other Committees...........................................7

                                                                            PAGE
                                                                            ----
ARTICLE THREE - DIRECTORS (CONTINUED)

3.12 Regular Meetings.........................................................7
3.13 Special Meetings.........................................................8
3.14 Waiver of Notice of Meeting..............................................8
3.15 Action Without A Meeting.................................................8

ARTICLE FOUR - OFFICERS

4.1  Officers.................................................................8
4.2  Appointment and Term of Office...........................................9
4.3  Resignation..............................................................9
4.4  Removal..................................................................9
4.5  Compensation.............................................................9
4.6  President................................................................9
4.7  Vice Presidents..........................................................9
4.8  Secretary................................................................9
4.9  Treasurer................................................................9
4.10 Other Officers, Employees, and Agents...................................10

ARTICLE FIVE - STOCK CERTIFICATES

5.1  Certificates for Shares.................................................10
5.2  Transfer of Shares; Ownership of Shares.................................10
5.3  Lost, Stolen, or Destroyed Certificates.................................10

ARTICLE SIX - ACTIONS WITH RESPECT TO SECURITIES
     OF OTHER CORPORATIONS...................................................10

ARTICLE SEVEN - AMENDMENT....................................................11

ARTICLE EIGHT - FLORIDA LAW..................................................11

                                     BYLAWS
                                       OF
                          HERBAL HEALTH PRODUCTS, INC.

                       ARTICLE ONE - SEAL AND FISCAL YEAR

     1.1 SEAL. The Board of Directors shall provide for a corporate seal which shall be circular and shall have the name of the corporation, the year of its incorporation, and the state of incorporation inscribed on it.

     1.2 FISCAL YEAR. The fiscal year of this corporation shall be determined by the Board of Directors upon filing the tax return of the corporation.

                       ARTICLE TWO - SHAREHOLDER MEETINGS

     2.1 PLACE OF MEETINGS. Meetings of the shareholders shall be held at the office of the corporation or at any other place (within or without the State of Florida) the Board of Directors may from time to time select. If no designation is made, the place of meeting shall be the principal office of the corporation.

     2.2 ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation.

     2.3 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, shall be held when directed by the President or by the Board of Directors, or at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the corporation entitled to vote at the meeting.

     2.4 NOTICE. Except as provided in Chapter 607, Florida Statutes, written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally, by telegraph, teletype, facsimile, or other form of electronic communication, or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote as such meeting. If the notice is mailed at least 30 days before the date of the meeting, it may be affected by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.5 NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of

Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

     2.6 FIXING OF RECORD DATE.

          (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to demand a special meeting, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70 days) before the meeting or action requiring a determination of shareholders.

          (b) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

     2.7 VOTING RECORD.

          (a) After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders meeting, arranged by voting group, if any, with the address of, and the number and class and series, if any, of shares held by, each.

          (b) The shareholders list shall be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar. A shareholder or his agent or attorney is entitled on written demand to inspect the list (subject to the requirements of Section 607.1602(3), Florida Statutes) during regular business hours, and at his expense, during the period it is available for inspection.

          (c) The corporation shall make the shareholders list available at the meeting, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

     2.8 SHAREHOLDER QUORUM AND VOTING.

          (a) Unless otherwise required to the Articles of Incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that

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
meeting unless a new record date is or must be set for that adjourned meeting. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. When a specified item of business is required to be voted on by a class or series of stock, unless otherwise required in the Articles of Incorporation, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

          (b) If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Florida Business Corporation Act or the Articles of Incorporation.

          (c) After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     2.9 VOTING OF SHARES.

          (a) Each outstanding share shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

          (b) The shares of this corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. Provided, however, that the foregoing shall not limit the power of this corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

          (c) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the president, any vice president, secretary, and treasurer of the corporate shareholder shall be presuWave to possess, in that order, authority to vote such shares.

          (d) Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or in the name of his nominee.

          (e) Shares held by or in the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him without the transfer thereof into his name.

          (f) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     2.10 WAIVER OF NOTICE OF MEETING. Whenever any notice is required to be given to any shareholder, a waiver in writing signed by the person or persons entitled to such notice, whether signed before, during, or after the time of the meeting and delivered to the corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of the meeting, unless the person objects at the beginning of the meeting to the holding of the meeting or the transacting of any business at the meeting, or (b) lack of or defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented.

     2.11 PROXIES

          (a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

          (b) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of: (i) a pledgee;
(ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the corporation who extended credit to the corporation under terms requiring the appointment; (iv) an employee of the corporation whose employment contract requires the appointment; or (v) a party to a voting agreement created under
Section 607.0731, Florida Statutes, as amended.

          (c) The death or incapacity of the shareholder appointment a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.
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
          (d) If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

     2.12 ACTION BY SHAREHOLDERS WITHOUT A MEETING

          (a) Any action required by law, by these Bylaws, or by the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote, if the action is taken by the holders of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote, and delivered to the corporation at its principal office in Florida or its principal place of business, or to the corporate Secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take corporate action unless, within sixty (60) days after the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the corporation. Any written consent may be revoked before the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office or its principal place of business, or received by the corporate Secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. A consent signed as required by this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken as provided in this Section, the written consent of the shareholders consenting or the written reports of inspections appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

          (b) Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters' rights are provided under the Articles of Incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.

     2.13 VOTING FOR DIRECTORS. Unless otherwise provided in the Articles of Incorporation, directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     2.14 INSPECTORS OF ELECTION. Before each shareholders meeting, the Board of Directors or President shall appoint one or more Inspectors of Election. Upon appointment, each inspector shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and to the best of his or her ability. The inspectors shall determine the number of shares outstanding, the number of shares present at the meeting, and whether a quorum is present. The inspectors shall receive votes and ballots and determine all challenges and questions as to the right to vote. The inspectors shall count and tabulate all votes and ballots and determine the result. The inspectors shall perform other duties as are proper to conduct elections of directors and votes on other matters with fairness to all shareholders. The inspectors shall make a certificate of the results of elections of directors and votes on all other matters. No inspector shall be a candidate for election as a director of the corporation.

                           ARTICLE THREE - DIRECTORS

     3.1 FUNCTION. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors.

     3.2 QUALIFICATION. Directors must be natural persons of at least 18 years of age, but need not be citizens of the United States, residents of Florida, nor shareholders of this corporation.

     3.3 COMPENSATION. Each director may be paid the expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both, as may from time to time be determined by action of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     3.4 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken is deemed to have assented to the action taken unless he objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting specific business at the meeting, or he votes against such action or abstains from the action taken.

     3.5 NUMBER. This corporation shall have three (3) directors initially. Subject to the provisions of the corporation's Articles of Incorporation, the number of directors may be increased or decreased from time to time by action of either the shareholders of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director.

     3.6 ELECTION AND TERM.

          (a) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

          (b) At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual
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
meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, or death.

     3.7 VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by the shareholders.

     3.8 RESIGNATION. Any director may resign at any time by giving written notice to the corporation, the Board of Directors, or its chairman. The resignation of any director shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     3.9 REMOVAL. Any director, or the entire Board of Directors, may be removed at any time, with or without cause, by action of the shareholders, unless the Articles of Incorporation provide that directors may be removed only for cause. If a director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. The notice of the meeting at which a vote is taken to remove a director must state that the purpose or one of the purposes of the meeting is the removal of the director or directors.

     3.10 QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. If a quorum is present, the affirmative vote of a majority of the directors present at a meeting is the act of the Board of Directors.

     3.11 EXECUTIVE AND OTHER COMMITTEES

          (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as prohibited by Section 607.0825(1), Florida Statutes.

          (b) Each committee must have two or more members who serve at the pleasure of the Board. The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

     3.12 REGULAR MEETINGS. An annual regular meeting of the Board of Directors shall be held without notice imWaveiately after, and at the same place as, the annual meeting of the
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shareholders and at such other time and place as may be determined by the Board of Directors. The Board may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Florida, for the holding of the annual regular meeting or additional regular meetings of the Board without other notice than the resolution.

     3.13 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or any two directors. The person or persons authorized to call special meetings of the Board may designate any place, either within or without the State of Florida, as the place for holding any special meeting of the Board called by them. If no designation is made, the place of meeting shall be the principal office of the corporation in Florida. Notice of any special meeting of the Board may be given by any reasonable means, oral or written, and at any reasonable time before the meeting. The reasonableness of notice given in connection with any special meeting of the Board shall be determined in light of all pertinent circumstances. It shall be presumed that notice of any special meeting given at least two (2) days before the meeting either orally (by telephone or in person), or by written notice delivered personally or mailed to each director at his or her business or residence address, is reasonable. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mail, so addressed, with the postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose or purposes of, any special meeting need be specified in the notice or in any written waiver of notice of the meeting.

     3.14 WAIVER OF NOTICE OF MEETING. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during, or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     3.15 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the directors of this corporation, or any action taken which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all of the directors, or all the members of the committee, as the case may be. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote and may be described as such in any document.

                            ARTICLE FOUR - OFFICERS

     4.1 OFFICERS. The Officers of this corporation shall consist of a President, Secretary and Treasurer and such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.
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     4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders' annual meeting. If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

     4.3 RESIGNATION. Any officer of the corporation may resign from his or her respective office or position by delivering notice to the corporation. The resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     4.4 REMOVAL. Any officer of the corporation may be removed from his or her respective office or position at any time, with or without cause, by the Board of Directors.

     4.5 COMPENSATION. The compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors.

     4.6 PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall, subject to the control of the Board of Directors generally supervising control of the operations of the Corporation. In addition, the President shall possess, and may exercise, such power and authority, and shall perform such duties, as may form time to time be assigned to him or her by the Board of Directors, and as are incident to the offices of President.

     4.7 VICE PRESIDENTS. Any Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors.

     4.8 SECRETARY. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation; and keep a register of the post office address of each shareholder of the corporation. In addition, the Secretary shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors and as are incident to the office of secretary.

4.9 TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever; and deposit all such money in the name of the corporation in such banks, trust companies, or other depositories as shall be used by the corporation. In addition, the Treasurer shall possess, and may exercise, such power and
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authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors and as are incident to the office of treasurer.

     4.10 OTHER OFFICERS, EMPLOYEES, AND AGENTS. Each and every other officer, employee, and agent of the corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

                       ARTICLE FIVE - STOCK CERTIFICATES

     5.1 CERTIFICATES FOR SHARES. The Board of Directors shall determine whether shares of the corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the corporation shall be signed (either manually or by facsimile) by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later ceases to be such officer shall be valid.

     5.2 TRANSFER OF SHARES; OWNERSHIP OF SHARES. Transfer of shares of stock of the corporation shall be made only on the stock transfer books of the corporation, and only after the surrender to the corporation of the certificates representing such shares. Except as provided by Section 607.0721, Florida Statutes, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

     5.3 LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affadavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form and amount as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and
(d) satisfies any other reasonable requirements imposed by the corporation.

           ARTICLE SIX - ACTIONS WITH RESPECT TO SECURITIES OF OTHER
                                  CORPORATIONS

     Unless otherwise directed by the Board of Directors, the President or a designee of the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of, or with respect to any action of shareholders of, any other corporation in which this corporation may hold securities and to otherwise exercise any and

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all rights and powers that the corporation may possess by reason of its ownership of securities in other corporations.

                           ARTICLE SEVEN - AMENDMENT

     These Bylaws may be altered, repealed, or amended, and new bylaws may be adopted only, by a vote of not less than two directors, subject to the limitations of Section 607.1020(1), Florida Statutes. The shareholders of the corporation may alter, amend, or repeal these Bylaws or adopt new bylaws even though those Bylaws may also be amended or repealed by the Board of Directors.

                          ARTICLE EIGHT - FLORIDA LAW

     These Bylaws shall be construed in accordance with Florida law and shall be subject to the Florida Business Corporation Act (Florida Statutes, Section 607), as amended from time to time. These Bylaws shall not be construed to restrict or limit any right or power given to the Board of Directors or the shareholders by the Florida Business Corporation Act, unless such restriction is expressly stated herein. The omission from these Bylaws of any right or power given by the Florida Business Corporation Act to the Board of Directors or shareholders shall not be construed to be a restriction or limitation of such right or power.

DATED: December 16, 1998
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
                        ORGANIZATIONAL WRITTEN CONSENT OF
                                THE INCORPORATOR
                                       OF
                          HERBAL HEALTH PRODUCTS, INC.

     The incorporator named in the Articles of Incorporation of Herbal Health Products, Inc. (the "Corporation"), acting without meeting pursuant to Section 607.0205(2) of the Florida Business Corporation Act, hereby consents to and adopts the following actions, preambles, and resolutions:

     1. ARTICLES OF INCORPORATION. It is noted that the Corporation's Articles of Incorporation were duly filed in the office of the Secretary of State of the State of Florida. An acknowledged copy thereof are to be filed in the minute book.

     2. DATE OF ACTIVATION. It is noted that pursuant to such filing with the Secretary of State of Florida, the effective date of incorporation is December 29, 1998.

     3. BYLAWS.

          RESOLVED, that the proposed form of Bylaws for the regulation and management of the affairs of the Corporation which has been read, section by section, is hereby unanimously adopted and ordered to be made a part of the permanent records to follow the Articles of Incorporation in the Minute Book.

     4. STOCK CERTIFICATE.

          RESOLVED, that the form of stock certificate attached to these minutes is adopted and approved.

     5. ELECTION OF DIRECTORS.

          RESOLVED, that the following persons are hereby elected to be Directors of the Corporation to assume the duties and responsibilities fixed by the Bylaws and to serve until their respective successor or successors are chosen and qualified:

               Jugal K. Taneja          Paul Santostasi

               Gerald Schmoling

     6. ELECTION OF OFFICERS.

RESOLVED, that the following persons are hereby elected to be officers of the Corporation to assume the duties and responsibilities fixed by the Bylaws and to serve until their respective successor or successors are chosen and qualified:

               Gerald Schmoling         President

               Paul Santostasi          Vice President

               Jugal K. Taneja          Secretary, Treasurer

     7. REGISTERED OFFICE/AGENT.

          RESOLVED, that the registered office and registered agent of the Corporation, initially designated in the Articles of Incorporation, are hereby approved and ratified.

     8. RATIFICATION OF ACTS.

          RESOLVED, that the acts of the incorporator from the date of incorporation to the present date be the same and hereby are ratified and confirmed.
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     9. OFFERS FOR STOCK.

          WHEREAS, the Corporation has received an offer from Dynamic Health Products, Inc., a Florida Corporation (the "Parent") to purchase 100 shares of stock of the Corporation having a par value of $.01 per share, for $1.00.

          RESOLVED, that upon receipt of the consideration a stock certificate shall be issued to the Parent described above as soon as possible to reflect the ownership of the shares so purchased.

     10. MINUTE BOOK.

          RESOLVED, that the Corporation shall maintain as part of its corporate records, a corporate minute book which shall include a record of its Articles of Incorporation and Amendments thereto, its Bylaws and Amendments thereto, minutes of all meetings, or written actions in lieu thereof of its Directors and Shareholders, and its stock transfer agent.

     11. ORGANIZATIONAL EXPENSES.

          RESOLVED, the Treasurer be and hereby is authorized to pay all expenses incident to and necessary for the organization of the Corporation.

     The undersigned, being the incorporator of Herbal Health Products, Inc., does hereby ratify, approve, consent to, and confirm all of the above preambles, resolutions, and actions.

     DATED as of the 29th day of December, 1998.

                                    /s/ PHILIP M. SHASTEEN
                                    --------------------------------------------
                                    Philip M. Shasteen, Incorporator

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